SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) February 24, 2000





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The press release announcing financial results for 1999, dated February 20, 2000 was released by the Registrant:

                                                  Editor Contact:
                                                  Douglas Mitchell, Simtek Corp.
                                                  Phone:  (719) 531-9444
                                                  Fax: (719) 531-9481
                                                  Email: mitchell@simtek.com
                                                  Web Site: www.simtek.com

FOR IMMEDIATE RELEASE

                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                                    FOR 1999

     COLORADO SPRINGS, Colorado - February 20, 2000 -- Simtek Corporation, provider of the world's fastest re-programmable nonvolatile semiconductor memories, announced financial results for the fourth quarter and year ending December 31, 1999.

     The company posted its first ever $2 million quarter and record annual revenue of $7 million for 1999. Fourth quarter revenue of $2,052,734 showed 49% growth over the same period in 1998. Total 1999 revenue of $6,992,338 compared with $6,180,550 for 1998.

     Income from operations grew substantially from a fourth quarter loss in 1998 of $151,993 to a profit of $264,302 in the fourth quarter of 1999. Operations income for the year grew from $31,454 in 1998 to $172,112 in 1999.

     Net income grew from a loss of $32,911 for the fourth quarter of 1998 to a net profit of $278,798 for the fourth quarter of 1999. Net income was $162,781 for 1998 and $132,255 for 1999. Net income includes approximately $135,000 debenture interest expenses during 1999.

     Simtek is entering the new year with almost three times the customer orders on backlog that it had at the beginning of 1999 and new order placements remain strong. Simtek is benefitting from the overall strength of the electronics industry but has also had additional success during 1999 establishing business in new applications targeted at supplying mass storage systems to corporate computer networks and Internet service providers. Fortune 500 companies that are manufacturing this equipment prototyped systems in 1999 and are beginning volume production in 2000. This new business is incremental to Simtek's historic revenue base which has recovered from the recession in Japan and Korea that reduced Simtek's income in the second half of 1998 and the first quarter of 1999.

     During 1999 Simtek introduced a family of Real Time Clock products targeted at applications requiring very robust data protection while providing time-of-day information to the system. The Company also introduced a family of AutoStorePlusa nonvolatile static RAMs which include an embedded capacitor. These parts are designed as direct plug-in replacements for battery-backed RAMs supplied by competitors Dallas Semiconductor (NYSE: DS) and STMicroelectronics (NYSE: STM).

     Simtek supports a wide range of customers on an international basis. 47% of 1999 sales were in North America, while 17% were in Europe and 36% were in the far east. Sales in the far east were up from 17% of total sales in 1998, reflecting a strong recovery in Japanese manufacturing. The Company expects to see stronger growth in Europe during 2000 as a percentage of the total business.

     Individual unit shipments are dominated by 64Kbit and 256Kbit commercial product sales. 64Kbit unit sales grew 80% from 1998 to 1999 while 256Kbit unit sales grew 32%. Total unit shipments of 64Kbit parts far exceeded 256Kbit unit shipments in 1999. This strongly indicates that the 64Kbit family of products is still in its prime life cycle, while the 256Kbit products are early in their growth curve. The Company expects 256Kbit unit shipments to closely approach 64Kbit unit shipments by year-end.

     Real-Time Clock modules and chip-sets did not make a significant contibution to shipments in 1999 during the product introduction phase, but are beginning early production shipments in the first half of 2000. The Company has also initiated a design project for an improved single-chip (monolithic) Real-Time Clock scheduled for sampling before year-end. This will provide a lower cost upgrade path for the chip-set user.

     "During the second half of 1998 business suffered dramatically with the economic recession in the far east, slowing Simtek's business in that period and carrying into the first quarter of 1999," stated Douglas Mitchell, Simtek's president and CEO. "During March and April of 1999 our business really started to rebound, to the point that we had to significantly accelerate production loading to meet demand. It took a few months to equilibrate production to demand, but we're there now and our business remains stronger than at any point in Simtek's history. With this renewed market position and momentum we will be able to more aggressively market and develop our products and technology. This year we also plan to use our current strength to pursue new strategic relationships within the industry."

FINANCIAL RESULTS

                                               Three Months ended Dec 31                    Year ended Dec 31
                                               1999                 1998                 1999                1998
                                               ----                 ----                 ----                ----
Net Sales                                   $2,052,734           $1,374,511           $6,992,388          $6,180,550

Cost of Goods Sold                           1,172,781              810,236            4,328,744           3,477,861

Gross Margin                                   879,953              564,275            2,663,644           2,702,689

Total Operating Expenses                       615,651              716,268            2,491,532           2,671,235

Income from Operations                         264,302            (151,993)              172,112              31,454

Other Income (Expense)                          14,496              119,082             (39,857)             131,327

Net Income and Comprehensive                   278,798             (32,911)              132,255             162,781
Income

Basic and diluted Earnings per Share              0.01                 0.00                 0.00                0.01

Dilutive Shares Outstanding                 29,708,689           29,270,314           29,852,960          30,250,334


     Simtek Corporation develops, produces and markets the world's fastest re-programmable nonvolatile semiconductor memories. "Nonvolatile" refers to the product's ability to retain data stored in memory when electrical power is removed from the device. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531- 9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.


Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the availability of new products during 2000 and statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


February 24, 2000                             By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer,
                                                  President and Chief Financial
                                                  Officer (acting)